UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 14, 2013

Black Box Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-18706	95-3086563
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Park Drive Lawrence, Pennsylvania	15055
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (724) 746-5500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Each of the actions set forth in this Item 5.02 of this Current Report on Form 8-K (this “Form 8-K”) occurred on May 14, 2013 unless otherwise noted.

The Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Black Box Corporation (the “Company”) recommended (on May 13, 2013) that the Board approve, and the Board approved, an annual incentive bonus plan (the “FY14 Annual Incentive Plan”) under the Black Box Corporation 2008 Long-Term Incentive Plan (the “2008 Plan”) for the fiscal year ending March 31, 2014 (“Fiscal 2014”). The performance goals for the FY14 Annual Incentive Plan are, as defined below, “operating earnings per share,” “adjusted operating margin percent,” “adjusted EBITDA” and “DSOs.” “Operating earnings per share” means “operating net income” divided by weighted average common shares outstanding (diluted) with “operating net income” meaning net income plus “Reconciling Items” (as defined below); “adjusted operating margin percent” means operating income plus Reconciling Items divided by total revenues; “adjusted EBITDA” means EBITDA (defined as net income plus provision for income taxes, interest, depreciation and amortization) plus Reconciling Items; and “DSOs” is an internal management calculation based on the balances in net accounts receivable, costs in excess of billings and billings in excess of costs at the end of the measurement period. “Reconciling Items” means: (i) amortization of intangible assets on acquisitions; (ii) asset write-up expense on acquisitions; (iii) expenses, settlements, judgments and fines associated with material litigation ($500,000 or greater per matter); (iv) changes in fair value of any interest-rate swaps; (v) the impact of any goodwill impairment; (vi) the effect of changes in tax laws or accounting principles affecting reported results; and (vii) restructuring expense in excess of $3 million in any fiscal year.

The performance goals for the FY14 Annual Incentive Plan will be equally weighted. Under the FY14 Annual Incentive Plan, the achievement of the performance goals at 85% of target (90% of target for the DSOs performance goal) will result in a payout of 50% of targeted annual bonus, the achievement of the performance goals at 100% of target will result in a payout of 100% of targeted annual bonus and the achievement of the performance goals at 115% of target (110% of target for the DSOs performance goal) will result in a payout of 150% of targeted annual bonus. The achievement of the performance goals at target levels between the levels of target performance stated above will result in payouts of targeted annual bonus amounts calculated on a straight-line basis. The Compensation Committee retained negative discretion to decrease the amount of any award earned under the FY14 Annual Incentive Plan.

Subject to Board review and approval, the Compensation Committee made targeted annual bonus awards under the FY14 Annual Incentive Plan to the Company's executive officers as follows: Michael McAndrew, President and CEO - 100% of base salary or $550,000; Kenneth P. Davis, Executive Vice President - 100% of base salary or $400,000; Timothy C. Huffmyer, Vice President, Chief Financial Officer and Treasurer - 70% of base salary or $210,000; and Ronald Basso, Executive Vice President -80% of base salary or $280,000. Key, non-executive officer employees are also participating in the FY14 Annual Incentive Plan generally on the same terms as the executive officers.

The Compensation Committee recommended (on May 13, 2013) that the Board approve, and the Board approved, a new Long-Term Incentive Program (the “FY14 LTIP”) under the 2008 Plan for the three fiscal years ending March 31, 2016 (the “Performance Period”). The FY14 LTIP is comprised of a restricted stock unit grant payable in shares of the Company's Common Stock, par value $.001 per share (the “Common Stock”), representing 20% of the award, a stock option grant representing 30% of the award and performance share awards (the “Performance Awards”) payable in shares of the Common Stock representing 50% of the award.

The restricted stock units and stock options granted pursuant to the FY14 LTIP will vest in equal increments over three years. The performance goal for 50% of the Performance Awards is the Company's performance of a cumulative adjusted EBITDA goal (the “EBITDA Goal”) and the performance goal for the remaining Performance Awards is the Company's total shareholder return (“TSR”) relative to a peer group of companies for the Performance Period. For purposes of determining the payout of the Performance Awards: (A) the achievement of 75% of the EBITDA Goal will result in a payout of 50% of the Performance Awards subject to the EBITDA Goal, the achievement of 100% of the EBITDA Goal will result in a payout of 100% of the Performance Awards subject to the EBITDA Goal and the achievement of 120% of the EBITDA Goal will result in a payout of 150% of the Performance Awards subject to the EBITDA Goal; and (B) the ranking of the Company's TSR in the 35th percentile of the peer group's TSR will result in a payout of 50% of the Performance Awards subject to TSR, the ranking of the Company's TSR in the 55th percentile of the peer group's TSR will result in a payout of 100% of the Performance Awards subject to TSR, the ranking of the Company's TSR in the 75th percentile of the peer group's TSR will result in a payout of 150% of the Performance Awards subject to TSR and the ranking of the Company's TSR in the 100th percentile of the peer group's TSR will result in a payout of 200% of the Performance Awards subject to TSR. In the event of a negative Company TSR, the payout will be capped at 100% of the Performance Awards subject to TSR.

Subject to Board review and approval, the Compensation Committee approved the following targeted amounts and awards under the FY14 LTIP to the Company's executive officers: Mr. McAndrew - a restricted stock unit award for 11,800 shares of the Common Stock, a stock option grant for 46,070 shares of the Common Stock and Performance Awards for 26,720 shares of the Common Stock with a grant date value of approximately $1,545,000; Mr. Davis - a restricted stock unit award for 6,110 shares of the Common Stock, a stock option grant for 23,860 shares of the Common Stock and Performance Awards for 13,840 shares of the Common Stock with a grant date value of approximately $800,000; Mr. Huffmyer - a restricted stock unit award for 3,440 shares of the Common Stock, a stock option grant for 13,420 shares of the Common Stock and Performance Awards for 7,790 shares of the Common Stock with a grant date value of approximately $450,000; and Mr. Basso- a restricted stock unit award for 5,730 shares of the Common Stock, a stock option grant for 22,370 shares of the Common Stock and Performance Awards for 12,970 shares of the Common Stock with a grant date value of approximately $750,000. Key, non-executive officer employees are also participating in the FY14 LTIP generally on the same relative basis as the executive officers.

The foregoing awards under the 2008 Plan were granted on May 14, 2013.

Item 8.01	Other Events.
Each of the actions set forth in this Item 8.01 of this Form 8-K occurred on May 14, 2013 unless otherwise noted.
The Board, upon the recommendation of the Governance Committee of the Board (the “Governance Committee”) on May 13, 2013, made no changes in the compensation arrangements for the non-employee members of the Board. The following are such compensation arrangements effective for Fiscal 2014.
Each non-employee member of the Board will continue to receive an annual retainer of $35,000 per year, payable quarterly.
Meeting fees for Board and Board committee meetings will remain as follows: $2,000 for each Board meeting attended in person; $1,000 for each Board meeting attended by telephone; $1,500 for each meeting of the Audit Committee of the Board (the “Audit Committee”) attended in person or by telephone; and $1,000 for each meeting of the Compensation Committee of the Board (the “Compensation Committee”), the Governance Committee and the Nominating Committee of the Board (the “Nominating Committee”) attended in person or by telephone.
The Chairpersons of each of the Audit Committee and the Compensation Committee will continue to receive an annual retainer of $15,000, payable quarterly. The Chairperson of each of the Governance Committee and the Nominating Committee will receive an annual retainer of $7,500, payable quarterly.
The non-executive Chairperson of the Board will continue to receive an annual retainer of $75,000, payable quarterly.
In addition, on May 14, 2013, each non-employee director received an immediately-vested restricted stock unit award with a value of $100,000 ($50,000 for Messrs. John S. Heller and Joel T. Trammell who recently joined the Board) on such date (which was the same amount for the previous three (3) fiscal years). Based on the closing price of the Common Stock on the date of grant (and rounding to the nearest ten shares), this grant resulted in a restricted stock unit award to each non-employee director for 3,820 shares (1,910 for Messrs. Heller and Trammell) of the Common Stock which vested immediately upon grant.
The Company maintains directors' and officers' liability insurance. Directors also are reimbursed customary expenses for attending meetings of the board of directors, board committees and stockholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
BLACK BOX CORPORATION

Date: May 20, 2013

By: /s/ Timothy C. Huffmyer
Timothy C. Huffmyer
Vice President, Chief Financial Officer
and Treasurer (Principal Accounting Officer)

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